Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES SECOND QUARTER 2020

TOTAL REVENUE OF $52.9 MILLION

CAMARILLO, CA August 6, 2020 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and six months ended June 30, 2020.

Second Quarter 2020 Results

For the quarter ended June 30, 2020 compared to the quarter ended June 30, 2019:

Consolidated

•	Total revenue decreased 18.3% to $52.9 million from $64.7 million;

•	Total operating expenses decreased 9.0% to $53.8 million from $59.1 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, depreciation expense and amortization expense (1) decreased 8.2% to $50.1 million from $54.5 million;

•	The company had an operating loss of $0.9 million compared to operating income $5.6 million;

•	The company’s net loss decreased $1.1 million to $2.5 million, or $0.09 net loss per share compared to $3.6 million, or $0.14 net loss per share;

•	EBITDA (1) decreased 72.1% to $2.7 million from $9.6 million;

•	Adjusted EBITDA (1) decreased 72.4% to $2.8 million from $10.2 million; and

•	Net cash provided by operating activities increased to $11.2 million from net cash used in operating activities of $1.2 million.

Broadcast

•	Net broadcast revenue decreased 19.6% to $39.5 million from $49.1 million;

•	Station Operating Income (“SOI”) (1) decreased 43.9% to $6.4 million from $11.4 million;

•	Same Station (1) net broadcast revenue decreased 17.4% to $38.7 million from $46.9 million; and

•	Same Station SOI (1) decreased 43.9% to $6.5 million from $11.6 million.

Digital Media

•	Digital media revenue decreased 5.2% to $9.4 million from $10.0 million; and

•	Digital Media Operating Income (1) decreased 22.6% to $1.8 million from $2.3 million.

Publishing

•	Publishing revenue decreased 29.8% to $4.0 million from $5.6 million; and

•	Publishing Operating Loss (1) increased to $1.6 million from $0.1 million.

Included in the results for the quarter ended June 30, 2020 are:

•	A $0.1 million non-cash compensation charge related to the expensing of stock options.

Included in the results for the quarter ended June 30, 2019 are:

•

A $0.4 million ($0.3 million, net of tax, or $0.01 per diluted share) net gain on the disposition of assets including a $0.4 million pre-tax gain from a portion of land on the company’s transmitter site in Miami, Florida; and

•	A $0.9 million non-cash compensation charge ($0.7 million, net of tax, or $0.03 per share) related to the expensing of stock options primarily consisting of:

•	$0.5 million non-cash compensation charge included in corporate expenses; and

•	$0.4 million non-cash compensation charge included in broadcast operating expenses.

Per share numbers are calculated based on 26,683,363 diluted weighted average shares for the quarter ended June 30, 2020, and 26,525,564 diluted weighted average shares for the quarter ended June 30, 2019.

Year to Date 2020 Results

For the six months ended June 30, 2020 compared to the six months ended June 30, 2019:

Consolidated

•	Total revenue decreased 11.2% to $111.1 million from $125.1 million;

•	Total operating expenses increased 7.9% to $130.0 million from $120.5 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (1) decreased 2.5% to $104.9 million from $107.5 million;

•	The company had an operating loss of $18.9 million compared to operating income of $4.6 million;

•	The company’s net loss increased to $57.7 million, or $2.16 net loss per share from $3.3 million, or $0.13 net loss per share;

•	EBITDA (1) was $(11.6) million as compared to $13.3 million;

•	Adjusted EBITDA (1) decreased 64.9% to $6.2 million from $17.8 million; and

•	Net cash provided by operating activities increased 144.4% to $19.0 million from $7.8 million.

Broadcast

•	Net broadcast revenue decreased 11.1% to $84.7 million from $95.2 million;

•	SOI (1) decreased 32.3% to $14.2 million from $21.0 million;

•	Same station (1) net broadcast revenue decreased 8.7% to $83.0 million from $90.9 million; and

•	Same station SOI (1) decreased 32.4% to $14.6 million from $21.5 million.

Digital media

•	Digital media revenue decreased 8.2% to $18.5 million from $20.2 million; and

•	Digital media operating income (1) decreased 42.9% to $2.6 million from $4.5 million.

Publishing

•	Publishing revenue decreased 18.9% to $7.9 million from $9.8 million; and

•	Publishing Operating Loss (1) increased to $2.7 million from $0.8 million.

Included in the results for the six months ended June 30, 2020 are:

•

A $17.3 million impairment charge ($12.8 million, net of tax, or $0.48 per share), of which $0.3 million related to impairment of mastheads, and the remainder to broadcast licenses due to the financial impact of the COVID-19 pandemic;

•	A $0.3 million impairment charge ($0.2 million, net of tax, or $0.01 per share) related to the company’s goodwill; and

•	A $0.2 million non-cash compensation charge ($0.1 million, net of tax, or $0.01 per share) related to the expensing of stock options.

Included in the results for the six months ended June 30, 2019 are:

•

A $3.7 million ($2.7 million, net of tax, or $0.10 per share) net loss on the disposition of assets including a $3.8 million pre-tax loss for the sale of radio station WSPZ-AM in Washington, D.C., a $0.2 million pre-tax loss on the sale of Mike Turner’s line of investment products and a $0.2 million pre-tax loss on the sale of HumanEvents.com, offset by a $0.4 million pre-tax gain of a portion of land on the company’s transmitter site in Miami, Florida and a $0.1 million pre-tax gain on the sale of Newport Natural Health;

•	A $0.4 million gain ($0.3 million, net of tax, or $0.01 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024;

•	A $0.2 million one-time expense associated with the adoption of ASC 842 ($0.1 million, net of tax) and

•	A $1.1 million non-cash compensation charge ($0.8 million, net of tax, or $0.03 per share) related to the expensing of stock options and restricted stock primarily consisting of:

•	$0.6 million non-cash compensation charge included in corporate expenses; and

•	$0.5 million non-cash compensation charge included in broadcast operating expenses.

Per share numbers are calculated based on 26,683,363 diluted weighted average shares for the six months ended June 30, 2020, and 26,355,838 diluted weighted average shares for the six months ended June 30, 2019.

Balance Sheet

As of June 30, 2020, the company had $216.3 million outstanding on the 6.75% senior secured notes due 2024 (the “Notes”) and $19.0 million outstanding on the Asset Based Revolving Credit Facility (“ABL Facility”).

Acquisitions and Divestitures

The following transactions were completed since April 1, 2020:

•	On April 6, 2020, the company closed on the sale of radio station WBZW-AM and an FM translator construction permit in Orlando, Florida, for $0.2 million in cash.

Pending transactions:

•

On February 5, 2020, we entered an APA with Word Broadcasting to sell radio stations WFIA-AM, WFIA-FM and WGTK-AM in Louisville, Kentucky for $4.0 million with a $250,000 credit applied to the sale price if closing occurs before March 31, 2020. Additionally, Word Broadcasting would receive a credit toward the purchase price of a sum equal to the monthly fees paid under the TBA that began in January 2017 for months 4-29 of the TBA and a sum equal to $2,000 per month for each monthly fee payment for months 30 and thereafter of the TBA; and a credit of the $450,000 option payment. We estimated the loss on sale to be approximately $0.5 million net of tax if the sale closed by March 31, 2020 and $0.3 million net of tax if the sale closes later. Due to changes in debt markets, the transaction was not funded and it is uncertain when or if the transaction will close.

Conference Call Information

Salem will host a teleconference to discuss its results on August 6, 2020 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (866) 248-8441, and then ask to be joined into the Salem Media Group Second Quarter 2020 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through August 20, 2020 and can be heard by dialing (844) 512-2921, passcode 9594042 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Follow us on Twitter @SalemMediaGrp.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the disposition of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape. Learn more about Salem Media Group, Inc., at www.salemmedia.com, Facebook and Twitter (@SalemMediaGrp).

Company Contact:

Evan D. Masyr

Executive Vice President and Chief

Financial Officer

(805) 384-4512

evan@salemmedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)	Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the disposition of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
	(Unaudited)
Net broadcast revenue	$49,082	$39,470	$95,175	$84,650
Net digital media revenue	9,960	9,443	20,200	18,547
Net publishing revenue	5,638	3,958	9,774	7,924

Total revenue	64,680	52,871	125,149	111,121

Operating expenses:
Broadcast operating expenses	37,707	33,094	74,156	70,421
Digital media operating expenses	7,648	7,653	15,706	15,979
Publishing operating expenses	5,773	5,567	10,595	10,629
Unallocated corporate expenses	4,332	3,850	8,203	8,060
Change in the estimated fair value of contingent earn-out consideration	—	3	—	(2)
Impairment of indefinite-lived long-term assets other than goodwill	—	—	—	17,254
Impairment of goodwill	—	—	—	307
Depreciation and amortization	3,976	3,558	8,205	7,258
Net (gain) loss on the disposition of assets	(357)	34	3,667	113

Total operating expenses	59,079	53,759	120,532	130,019

Operating income (loss)	5,601	(888)	4,617	(18,898)
Other income (expense):
Interest income	—	—	1	—
Interest expense	(4,371)	(4,013)	(8,796)	(8,045)
Gain on early retirement of long-term debt	—	—	426	49
Net miscellaneous income and (expenses)	18	6	19	(46)

Net income (loss) before income taxes	1,248	(4,895)	(3,733)	(26,940)
Provision for (benefit from) income taxes	4,892	(2,380)	(411)	30,779

Net loss	$(3,644)	$(2,515)	$(3,322)	$(57,719)

Basic loss per share Class A and Class B common stock	$(0.14)	$(0.09)	$(0.13)	$(2.16)
Diluted loss per share Class A and Class B common stock	$(0.14)	$(0.09)	$(0.13)	$(2.16)

Basic weighted average Class A and Class B common stock shares outstanding	26,525,564	26,686,363	26,355,838	26,686,363

Diluted weighted average Class A and Class B common stock shares outstanding	26,525,564	26,683,363	26,355,838	26,683,363

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2019	June 30, 2020
		(Unaudited)
Assets
Cash	$6	$19,048
Trade accounts receivable, net	30,824	22,513
Other current assets	10,893	9,781
Property and equipment, net	87,673	84,380
Operating and financing lease right-of-use assets	54,730	52,043
Intangible assets, net	369,216	349,829
Deferred financing costs	224	198
Other assets	4,864	3,508

Total assets	$558,430	$541,300

Liabilities and Stockholders’ Equity
Current liabilities	$53,134	$68,003
Long-term debt	216,468	213,396
Operating and financing lease liabilities, less current portion	54,174	51,454
Deferred income taxes	38,778	69,407
Other liabilities	6,213	7,564
Stockholders’ Equity	189,663	131,476

Total liabilities and stockholders’ equity	$558,430	$541,300

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Dollars in thousands, except share and per share data)

	Class A		Class B
	Common Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Earnings (Deficit)	Treasury Stock	Total
Stockholders’ equity, December 31, 2019	23,447,317	$227	5,553,696	$56	$246,680	$(23,294)	$(34,006)	$189,663
Stock-based compensation	—	—	—	—	103	—	—	103
Cash distributions	—	—	—	—	—	(667)	—	(667)
Net loss	—	—	—	—	—	(55,204)	—	(55,204)

Stockholders’ equity, March 31, 2020	23,447,317	$227	5,553,696	$56	$246,783	$(79,165)	$(34,006)	$133,895

Distributions per share	$0.025		$0.025
Stock-based compensation	—	—	—	—	96	—	—	96
Net loss	—	—	—	—	—	(2,515)	—	(2,515)

Stockholders’ equity, June 30, 2020	23,447,317	$227	5,553,696	$56	$246,879	$(81,680)	$(34,006)	$131,476

	Class A		Class B
	Common Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Earnings	Treasury Stock	Total
Stockholders’ equity, December 31, 2018	22,950,066	$227	5,553,696	$56	$245,220	$10,372	$(34,006)	$221,869
Stock-based compensation	—	—	—	—	176	—	—	176
Cash distributions	—	—	—	—	—	(1,702)	—	(1,702)
Net loss	—	—	—	—	—	322	—	322

Stockholders’ equity, March 31, 2019	22,950,066	$227	5,553,696	$56	$245,396	$8,992	$(34,006)	$220,665

Distributions per share	$0.065		$0.065

Stock-based compensation	—	—	—	—	936	—	—	936
Options exercised	200	—	—	—	—	—	—	—
Lapse of restricted shares	389,061	—	—	—	—	—	—	—
Cash distributions	—	—	—	—	—	(1,728)	—	(1,728)
Net loss	—	—	—	—	—	(3,644)	—	(3,644)

Stockholders’ equity, June 30, 2019	23,339,327	$227	5,553,696	$56	$246,332	$3,620	$(34,006)	$216,229

Distributions per share	$0.065		$0.065

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
OPERATING ACTIVITIES
Net loss	$(3,644)	$(2,515)	$(3,322)	$(57,719)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash stock-based compensation	936	96	1,112	199
Depreciation and amortization	3,976	3,558	8,205	7,258
Amortization of deferred financing costs	255	234	513	461
Non-cash lease expense	2,181	2,212	4,448	4,464
Accretion of acquisition-related deferred payments and contingent consideration	1	—	2	—
Provision for bad debts	417	1,721	737	3,621
Deferred income taxes	4,758	(2,455)	(546)	30,629
Impairment of indefinite-lived long-term assets other than goodwill	—	—	—	17,254
Impairment of goodwill	—	—	—	307
Change in the estimated fair value of contingent earn-out consideration	—	3	—	(2)
Net (gain) loss on the disposition of assets	(357)	34	3,667	113
Gain on early retirement of long-term debt	—	—	(426)	(49)
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(1,755)	3,111	3	5,530
Inventories	(97)	(60)	(353)	10
Prepaid expenses and other current assets	(309)	684	1,078	97
Accounts payable and accrued expenses	(3,908)	(2,758)	(459)	1,720
Operating lease liabilities	(2,307)	(996)	(5,765)	(3,403)
Contract liabilities	(1,214)	7,134	(1,081)	7,267
Deferred rent income	(41)	(67)	(84)	(151)
Other liabilities	—	1,198	—	1,204
Income taxes payable	(98)	98	32	155

Net cash provided by (used in) operating activities	$(1,206)	$11,232	$7,761	$18,965

INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(2,293)	(938)	(4,697)	(2,525)
Capital expenditures reimbursable under tenant improvement allowances and trade agreements	—	(10)	—	(94)
Purchases of digital media businesses and assets	(550)	—	(650)	—
Proceeds from sale of assets	1,617	186	2,872	188
Other	(589)	2,407	(728)	1,979

Net cash provided by (used in) investing activities	$(1,815)	$1,645	$(3,203)	$(452)

FINANCING ACTIVITIES
Payments to repurchase 6.75% Senior Secured Notes	—	—	(6,123)	(3,392)
Proceeds from borrowings under ABL Facility	32,106	5,030	54,295	38,349
Payments on ABL Facility	(25,690)	(30)	(51,539)	(31,775)
Refund (payments) of debt issuance costs	(17)	(65)	(30)	(66)
Payments on financing lease liabilities	(22)	(17)	(43)	(35)
Payment of cash distribution on common stock	(1,728)	—	(3,430)	(667)
Book overdraft	(1,623)	—	2,204	(1,885)

Net cash provided by (used in) financing activities	$3,026	$4,918	$(4,666)	$529

Net increase (decrease) in cash and cash equivalents	$5	$17,795	$(108)	$19,042
Cash and cash equivalents at beginning of year	4	1,253	117	6

Cash and cash equivalents at end of period	$9	$19,048	$9	$19,048

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
	(Unaudited)

Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the Disposition of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments and Depreciation and Amortization Expense (Recurring Operating Expenses)

Operating Expenses	$59,079	$53,759	$120,532	$130,019
Less depreciation and amortization expense	(3,976)	(3,558)	(8,205)	(7,258)
Less change in estimated fair value of contingent earn-out consideration	—	(3)	—	2
Less impairment of indefinite-lived long-term assets other than goodwill	—	—	—	(17,254)
Less impairment of goodwill	—	—	—	(307)
Less net gain (loss) on the disposition of assets	357	(34)	(3,667)	(113)
Less stock-based compensation expense	(936)	(96)	(1,112)	(199)

Total Recurring Operating Expenses	$54,524	$50,068	$107,548	$104,890

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$49,082	$39,470	$95,175	$84,650
Net broadcast revenue – acquisitions	—	—	—	—
Net broadcast revenue – dispositions	(1,557)	(24)	(3,014)	(48)
Net broadcast revenue – format change	(621)	(717)	(1,213)	(1,562)

Same Station net broadcast revenue	$46,904	$38,729	$90,948	$83,040

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$37,707	$33,094	$74,156	$70,421
Broadcast operating expenses – acquisitions	—	(1)	—	(2)
Broadcast operating expenses – dispositions	(1,754)	(27)	(3,413)	(110)
Broadcast operating expenses – format change	(670)	(855)	(1,316)	(1,824)

Same Station broadcast operating expenses	$35,283	$32,211	$69,427	$68,485

Reconciliation of SOI to Same Station SOI
Station Operating Income	$11,375	$6,376	$21,019	$14,229
Station operating loss – acquisitions	—	1	—	2
Station operating loss – dispositions	197	3	399	62
Station operating loss – format change	49	138	103	262

Same Station - Station Operating Income	$11,621	$6,518	$21,521	$14,555

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Loss
Net broadcast revenue	$49,082	$39,470	$95,175	$84,650
Less broadcast operating expenses	(37,707)	(33,094)	(74,156)	(70,421)

Station Operating Income	$11,375	$6,376	$21,019	$14,229

Net digital media revenue	$9,960	$9,443	$20,200	$18,547
Less digital media operating expenses	(7,648)	(7,653)	(15,706)	(15,979)

Digital Media Operating Income	$2,312	$1,790	$4,494	$2,568

Net publishing revenue	$5,638	$3,958	$9,774	$7,924
Less publishing operating expenses	(5,773)	(5,567)	(10,595)	(10,629)

Publishing Operating Loss	$(135)	$(1,609)	$(821)	$(2,705)

The company defines EBITDA (1) as net income (loss) before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
	(Unaudited)
Net loss	$(3,644)	$(2,515)	$(3,322)	$(57,719)
Plus interest expense, net of capitalized interest	4,371	4,013	8,796	8,045
Plus provision for (benefit from) income taxes	4,892	(2,380)	(411)	30,779
Plus depreciation and amortization	3,976	3,558	8,205	7,258
Less interest income	—	—	(1)	—

EBITDA	$9,595	$2,676	$13,267	$(11,637)

The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
	(Unaudited)
Net loss	$(3,644)	$(2,515)	$(3,322)	$(57,719)
Plus interest expense, net of capitalized interest	4,371	4,013	8,796	8,045
Plus provision for (benefit from) income taxes	4,892	(2,380)	(411)	30,779
Plus depreciation and amortization	3,976	3,558	8,205	7,258
Less interest income	—	—	(1)	—

EBITDA	$9,595	$2,676	$13,267	$(11,637)

Less net (gain) loss on the disposition of assets	(357)	34	3,667	113
Less change in the estimated fair value of contingent earn-out consideration	—	3	—	(2)
Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	—	17,254
Plus impairment of goodwill	—	—	—	307
Plus (gain) on early retirement of long- term debt	—	—	(426)	(49)
Plus net miscellaneous (income) and expenses	(18)	(6)	(19)	46
Plus non-cash stock-based compensation	936	96	1,112	199
Plus ASC 842 lease adoption	—	—	171	—

Adjusted EBITDA	$10,156	$2,803	$17,772	$6,231

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure. Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
	(Unaudited)
Net cash provided (used) by operating activities	$(1,206)	$11,232	$7,761	$18,965
Non-cash stock-based compensation	(936)	(96)	(1,112)	(199)
Depreciation and amortization	(3,976)	(3,558)	(8,205)	(7,258)
Amortization of deferred financing costs	(255)	(234)	(513)	(461)
Non-cash lease expense	(2,181)	(2,212)	(4,448)	(4,464)
Accretion of acquisition-related deferred payments and contingent earn-out consideration	(1)	—	(2)	—
Provision for bad debts	(417)	(1,721)	(737)	(3,621)
Deferred income taxes	(4,758)	2,455	546	(30,629)
Change in the estimated fair value of contingent earn-out consideration	—	(3)	—	2
Impairment of indefinite-lived long-term assets other than goodwill	—	—	—	(17,254)
Impairment of goodwill	—	—	—	(307)
Net gain (loss) on the disposition of assets	357	(34)	(3,667)	(113)
Gain on early retirement of long-term debt	—	—	426	49
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	1,755	(3,111)	(3)	(5,530)
Inventories	97	60	353	(10)
Prepaid expenses and other current assets	309	(684)	(1,078)	(97)
Accounts payable and accrued expenses	3,908	2,758	459	(1,720)
Contract liabilities	1,214	(7,134)	1,081	(7,267)
Operating lease liabilities (deferred rent)	2,307	996	5,765	3,403
Deferred rent revenue	41	67	84	151
Other liabilities	—	(1,198)	—	(1,204)
Income taxes payable	98	(98)	(32)	(155)

Net loss	$(3,644)	$(2,515)	$(3,322)	$(57,719)

Plus interest expense, net of capitalized interest	4,371	4,013	8,796	8,045
Plus provision for (benefit from) income taxes	4,892	(2,380)	(411)	30,779
Plus depreciation and amortization	3,976	3,558	8,205	7,258
Less interest income	—	—	(1)	—

EBITDA	$9,595	$2,676	$13,267	$(11,637)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
	(Unaudited)
Plus net (gain) loss on the disposition of assets	(357)	34	3,667	113
Plus change in the estimated fair value of contingent earn-out consideration	—	3	—	(2)
Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	—	17,254
Plus impairment of goodwill	—	—	—	307
Plus (gain) on the early retirement of long-term debt	—	—	(426)	(49)
Plus net miscellaneous (income) and expenses	(18)	(6)	(19)	46
Plus non-cash stock-based compensation	936	96	1,112	199
Plus ASC 842 lease adoption	—	—	171	—

Adjusted EBITDA	$10,156	$2,803	$17,772	$6,231

Less net cash paid for capital expenditures (1)	(2,293)	(938)	(4,697)	(2,525)
Less cash received (paid for) taxes	(233)	23	(103)	5
Less cash paid for interest, net of capitalized interest	(8,014)	(7,439)	(8,317)	(7,604)

Adjusted Free Cash Flow	$(384)	$(5,551)	$4,655	$(3,893)

(1)	Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at June 30, 2019	Applicable Interest Rate
Senior Secured Notes due 2024 (1)	$216,341,000	6.75%
Asset-based revolving credit facility (2)	19,000,000	2.25%

(1)	$216.3 million notes with semi-annual interest payments at an annual rate of 6.75%.
(2)	Outstanding borrowings under the ABL Facility, with interest payments due at LIBOR plus 1.5% to 2.0% per annum or prime rate plus 0.5% to 1.0% per annum.